As filed with the Securities and Exchange Commission on August 8, 2011

Registration No. 333-162589

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Audience Productions, Inc.

(Exact name of registrant as specified in its charter)

Washington	7812	26-3071343
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

2311 N. 45th Street, Suite 310, Seattle, WA 98103

(888) 463-4308

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

300 Deschutes Way SW, Suite 304, Tumwater, WA 98501

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Beacon Law Advisors

801 Second Avenue, Suite 614

Seattle, WA 98104

ATTN: Noel Howe

Fax: 206-749-9261

April 23, 2010. (Date of commencement of sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Explanatory Note

This Post-Effective Amendment No. 6 is filed to deregister a total of 800,000 Series A Preferred Shares of Audience Productions, Inc. Due to the all or none nature of the offering, no shares were issued to investors and all proceeds from the sale of shares have been returned to the subscribers of the shares.

SIGNATURES

Pursuant to the requirements of the 33 Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, August 8, 2011.

For Audience Productions, Inc.

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz
Title:	Director and President (principal executive officer)

Pursuant to the requirements of the 33 Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY T. SCHWARTZ	Director and President (principal executive officer) of Audience Productions, Inc.	August 8, 2011
Jay T. Schwartz

/s/ GEORGE R. BRUMDER	Director and Treasurer (principal financial and accounting officer) of Audience Productions, Inc.	August 8, 2011
George R. Brumder

/s/ JULIE L. CHASE	Director and Secretary of Audience Productions, Inc.	August 8, 2011
Julie L. Chase